EXHIBIT 99.1

News Release

SharkReach, Inc. Reaches Agreement To Acquire Key Strategic Instagram Partner With Presently Projected Revenues of 1.5 Million

The Mobile Media Lab Has Been Described As "A Marketing Agency For Instagram" By Adweek.

HERMOSA BEACH, CA – 02/11/2016 –

SharkReach, Inc. ("SharkReach®" or the "Company") (OTC Markets: SHRK) a millennial influence marketing company today announced that it has reached an agreement to acquire 100% of a key strategic partner in the millennial social media marketplace.

Under the terms of the agreement, at Closing the Company will acquire 100% of The Mobile Media Lab, LLC for cash and stock in the Company. Closing is scheduled to take place on or before February 28, 2016 but can be extended thirty days by agreement of the parties. Details of the transaction will be released in an upcoming 8K filing.

The Mobile Media Lab focuses on Instagram.

In fact, its founders were some of Instagram's earliest adopters: they started the NYC Instagram Meetup Group in March 2011 and were placed on Instagram's Suggested User List shortly thereafter. They turned their passion into The Mobile Media Lab in March of 2012 in order to shape the way brands interact with influencers and their audiences on Instagram. By leveraging personal relationships with hundreds of Instagrammers around the world, their unique approach connects clients with the right Instagrammers for their campaigns. They are the first creative agency to focus on Instagram and have been shaping the way brands advertise with influencers and their audiences on Instagram for nearly 4 years.

"Instagram is definitely the hottest influencer platform going today", said Jim Louderback, Managing Partner at The Louderback Group and a Member of the Company's Board of Advisors.

"The top creators drive incredible awareness, intent and activity when they promote products and services in an authentic way. Shark Reach has made a major step forward with this acquisition in this exciting ecosystem." He added.

"This is just the first in a line of key strategic acquisitions that the Company plans to make in order to have the largest footprint of all the players in this space as quickly as possible and, at the same time, to acquire additional components and expertise in order to increase our operational assets to better serve our clients and to exponentially grow our revenues in the shortest possible amount of time" added Steve Smith, SharkReach Founder and CEO.

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Our criteria for target acquisitions are companies that will bring: 1) Content Management; 2) Sentiment Tracking; 3) Large Client Lists; and 4) Proven Track Record of 2+ years in the influencer marketing space. The Mobile Media Lab fits those criteria and more. The additions of The Mobile Media Lab's focused Instagram strategies, their clients, resources and revenues and the addition of both Brian & Anthony to our executive staff is a great leap forward for the Company. I am excited to add their know-how and expertise to the team." Steve Smith continued.

Brian DiFeo and Anthony Danielle, Co-Founders of The Mobile Media Lab said: "We have been tracking Steve Smith and SharkReach's emergence as a prime player in the social media influencer market and are thrilled about becoming a part of what we hope will become an industry giant in this space."

Brian DiFeo pioneered the Instagram advertising industry in 2011 when he brought together Instagrammers and brands via the Meetup Group Instagram NYC. He quickly expanded his influence in 2012 by traveling internationally with clients such as PUMA and Veuve Cliquot. As an industry leader, Brian has spoken extensively about social media marketing, including interviews with TIME, The Huffington Post, and PBS. He has also discussed influencer marketing on panels at Columbia School of Journalism and the Independent Fashion Bloggers Conference. He's @bridif on Instagram and Twitter.

Anthony Danielle, better known as @takinyerphoto, built his reputation as a street-style photographer by sharing candid Instagrams of fashionable New Yorkers. He was recently named one of four "Best of Instagram Street Photography" accounts by Forbes, had photos featured in the New York Times Fashion Blog, and also featured on Instagram's blog in 2012. As an early adopter of Instagram and trendsetter in the community, Anthony has forged many friendships on the platform and turned them into business relationships that deliver for our clients all the time. Anthony has photographed exclusively for Chivas Regal at the TIME 100 and Calvin Klein, and can often be found increasing his portfolio on the streets of New York.

Mobile Media Lab has conducted campaigns for:

•	SONY
•	Timex
•	Boathouse Farms
•	Expedia
•	Ann Taylor
•	Stoli
•	Over
•	Coach and
•	Puma.

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Their clients include:

•	Bloomberg Philanthropies
•	Canon
•	Century 21
•	Chivas Regal
•	Desigual
•	Dos Equis
•	Glass Is Life
•	J. Crew
•	Origins
•	Tommy Hilfiger
•	VH-1 and
•	The Wildlife Conservation Society.

About The Mobile Media Lab, LLC

Mobile Media Network is a select group of influential Instagrammers around the world with a variety of styles and passions.

The Mobile Media Lab formed in March 2012 when co-founders of the NYC Instagram Community, Brian DiFeo and Anthony Danielle, joined together to shape the way brands interact with influencers and their audiences on Instagram. By leveraging personal relationships with hundreds of Instagrammers around the world, their unique approach connects clients with the right Instagrammers for their campaigns.

For more information on Mobile Media Lab, LLC, please visit the Company's website at http://themobilemedialab.com.

About SharkReach, Inc.

SharkReach, Inc. (OTC Markets: SHRK). SharkReach is a Disruptive Millennial Media Company that combines the strength of an Influencer Owned Network with Proprietary Technology for creating, posting, managing and monitoring Branded Sharable Content.

What sets SharkReach apart from other companies in the marketplace is that its influencers (both grass roots individuals and Celebrities) are also its shareholders… and that its network has a larger potential market reach than the top 5 television networks combined!

20,000+ Influencers… with 500+ million Followers… with 200+ million Likes & Shares… produces an Aggregate Reach of 2.9 billion.

SharkReach as one of the first companies in this space is an established leader in Influence Marketing. It presently has the largest footprint, and plans to further enlarge its market share through various select acquisitions. It has shown that is has the unique ability to reach the Gen Y and Millennial demographic.

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Millennials Demand exacting standards in the products and services that are essential to satisfying their social conscience and personal needs. They are the first of several generations to come that will veer away from traditional media. They do NOT watch television, and they do not trust brands and commercials. Their purchasing decisions are impacted by the individuals, friends, and celebrities that they follow on Social Media and YouTube.

Historically, and in this order, television, radio, magazine and newspaper advertising were the ways to reach clients. To reach more clients and to increase sales, Celebrity Endorsements were added to Brands to increase the effectiveness of these traditional media outlets.

Sponsored Social Media… Influence Marketing… now sits atop the field!

In a recent report of the most effective marketing ratings, Influence Marketing, in absolute ratings, beat Celebrity Endorsements, Television, Radio, Magazine and Newspaper advertising.

In the last year alone,Influencer Marketing has seen positive gains, significantly out-pacing all tested approaches in "Positive Momentum":

Momentum Change in Marketer Regard vs. Year Ago

Influencer Marketing	-7/+65
Celeb Endorsements	-12/+21
TV Ads	-20/+12
Radio Ads	-32/+11
Magazine Ads	-36/+4
Newspaper Ads	-56/+6

Source: IZEA, Halverson Group

Our Tracking & Reporting platform and quantifying systems enable clients to select suitable Influencers and to track campaigns in ways they have not been available before.

There are three main components:

SharkRank: Influencer Ranking System and Influencer Marketplace.

Allows clients to select suitable Influencers for their Campaign utilizing Shark Rank's proprietary influencer-ranking algorithm.

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SharkScore: Campaign Level Reporting Engine.

Reporting engine that allows clients to log in and view the statistics of delivery of the campaign in real time calculating impressions, views, like and shares, carrying the reporting across all social media outlets and the web.

SharkPulse:Campaign Effectiveness Monitoring & Brand Sentiment Reporting.

SharkPulse Real-Time Reporting Dashboard allows our clients to view in real-time the activity of their campaigns through our proprietary dashboard… across all social media networks! It monitors brand sentiment across Social Media and the Web a first in influencer marketing. Ability to set up auto responders for Negative posts. Acts as an insurance policy for your brand allowing you to follow every conversation and respond.

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For more information on SharkReach, please visit the Company's website at www.SharkReach.com.

To be added to the SharkReach® investor email list, please email investor@sharkreach.com with SHRK in the subject line.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

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